Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-256214 on Form S-3 of Chesapeake Energy Corporation of our report dated February 17, 2021, relating to the financial statements of Vine Oil & Gas LP incorporated by reference in this Current Report on Form 8-K dated November 2, 2021.

/s/ Deloitte & Touche LLP

Dallas, Texas

November 2, 2021